Exhibit 10.13

MEMORANDUM OF UNDERSTANDING

CONFIDENTIAL

THIS MEMORANDUM OF UNDERSTANDING (the “MOU”) is made and entered into on this [Date], in [Location].

BETWEEN:

[Company] (“[Company]”), an [Entity], having its global headquarter at [Location], represented by [Company Representative] GoodVision AI Inc (“GoodVision”), a global cloud computing and AI infrastructure technology company, represented by its Director, [Goodvision Representative]. (Collectively referred to as the “Parties” and individually as a “Party”).

PREAMBLE

WHEREAS, [Company] is [Company Description],

WHEREAS, GoodVision is a pioneering AI computing infrastructure and asset service provider, specializing in AI inference compute and edge data center deployment, with established operational capabilities and market presence in Japan, Korea, and other Asian regions;

WHEREAS, both Parties recognize the strategic complementarity between [Company]’s expertise in scalable energy infrastructure and power resource optimization, and GoodVision’s proficiency in AI-ready data center deployment, intelligent compute scheduling, and edge AI network expansion;

WHEREAS, the Parties share a common vision to collaborate as strategic partners in the development, financing, and operation of next-generation AI infrastructure, leveraging their respective strengths to capture opportunities in the rapidly growing AI and digital infrastructure markets;

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1: PURPOSE AND OBJECTIVES

The primary purpose of this MOU is to establish a strategic cooperation framework between [Company] and GoodVision, aimed at integrating [Company]’s energy infrastructure capabilities with GoodVision’s AI inference compute and data center expertise, to jointly develop, invest in, and operate AI infrastructure assets in selected international markets.

Key objectives include:

●	Co-identifying and co-developing AI data center sites in regions with complementary resource advantages;
●	Exploring joint ventures or co-investment structures for AI compute infrastructure projects;
●	Collaborating on financing solutions tailored to AI and digital infrastructure assets;
●	Sharing technical, operational, and market insights to enhance mutual competitive positioning in the AI infrastructure sector.

ARTICLE 2: AREAS OF COOPERATION

2.1 AI Infrastructure Site Development

Joint identification, assessment, and development of potential sites for AI data centers, leveraging [Company]’s experience in power sourcing, grid integration, and infrastructure development, and GoodVision’s expertise in AI-ready facility design, modular deployment, and liquid-cooling technologies.

2.2 AI Compute Asset Financing

Collaboration on financing structures for AI compute assets, including but not limited to GPU leasing revenue-backed financing, project finance for AI data centers, and joint engagement with financial institutions and capital partners.

2.3 Technology and Operational Synergy

Sharing of best practices in energy management, data center operational efficiency, intelligent compute scheduling, and edge AI network optimization, with the aim of reducing operational costs and enhancing asset performance.

2.4 Strategic Investment and Capital Collaboration

Exploring reciprocal strategic investment opportunities, including equity participation, joint venture formations, and co-investment in specific infrastructure projects, subject to separate definitive agreements.

2.5 Market Expansion and Partnership

Collaborating to enter new geographic markets, particularly in regions where one Party has established presence and the other seeks expansion, including but not limited to North America, Asia, and Africa.

ARTICLE 3: NON-BINDING NATURE

This MOU is intended to be a statement of mutual intent and does not constitute a legally binding agreement, except with respect to Article 4 (Confidentiality) and Article 5 (Governing Law and Dispute Resolution). Any binding commitment shall be subject to the execution of definitive agreements, negotiated in good faith by the Parties.

ARTICLE 4: CONFIDENTIALITY

Each Party agrees to maintain the confidentiality of any proprietary or non-public information disclosed in connection with this MOU and to use such information solely for the purpose of evaluating and implementing the cooperation outlined herein.

ARTICLE 5: GOVERNING LAW AND DISPUTE RESOLUTION

This MOU shall be governed by and construed in accordance with the laws of [Governing Law]. Any dispute arising out of or in connection with this MOU shall be referred to arbitration at the [Applicable Arbitration Forum] in accordance with its rules.

ARTICLE 6: TERM AND TERMINATION

This MOU shall take effect upon signature and remain in effect for a period of three years, unless terminated earlier by mutual written agreement or by either Party upon thirty (30) days’ prior written notice.

Signature Page

In witness whereof, the Parties hereto have caused this Memorandum of Understanding on Strategic Partnership and Mutual Investment to be executed by their duly authorized representatives on the date first written above (Date).

For an on behalf of [Company]	For an on behalf of Goodvision AI Inc

(Signature)	(Signature)

Name:	Name:

Title:	Title:

Date:	Date: